UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 24, 2017

Everspin Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37900	26-2640654
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1347 N. Alma School Road

Suite 220

Chandler, Arizona 85224

(Address of principal executive offices, including zip code)

(480) 347-1111

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Election of Directors

On March 24, 2017, the Board of Directors (the “Board”) of Everspin Technologies, Inc. (the “Company”) appointed Kevin Conley and Michael B. Gustafson as members of the Board, effective March 24, 2017. Messrs. Conley and Gustafson will serve until the Company’s 2017 Annual Meeting of Stockholders or until a successor for each is duly elected and qualified. In addition, Mr. Conley was appointed as a member of the Audit Committee, and Mr. Gustafson was appointed as a member of the Compensation Committee.

Messrs. Conley and Gustafson will receive compensation as non-employee directors of the Company under the Company’s standard compensation arrangements with its non-employee directors, which is currently as set forth on Exhibit 10.4 to the Company’s Form 10-Q filed with the SEC on November 18, 2016.

(b) Resignation of Director

On March 24, 2017, Robert W. England notified the Company that he will resign from the Board effective May 17, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Everspin Technologies, Inc.
Dated: March 29, 2017

	By:	/s/ Phillip LoPresti
Phillip LoPresti
President and Chief Executive Officer